Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Annual Report on Form 20-F (No. 25954272) of Plastec Technologies, Ltd., of our report dated April 28, 2025, with respect to the consolidated financial statements of Plastec Technologies, Ltd. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, appearing in the Post-Effective Amendment No. 19 to the Registration Statement on Form F-1 for the year ended December 31, 2024.

/s/ AOGB CPA Limited
AOGB CPA Limited
Hong Kong, Hong Kong
June 13, 2025